UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADTRAN, Inc. held its Annual Meeting of Stockholders on May 8, 2013 (Annual Meeting). At the Annual Meeting, ADTRAN’s stockholders (i) elected the seven people listed below to serve as directors for a one year term expiring at the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal 1); (ii) approved, on an advisory basis, the executive compensation policies of ADTRAN as well as the compensation of the named executive officers (Proposal 2); and, (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2013 (Proposal 3). The voting results for these proposals are presented in the tables below:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Thomas R. Stanton	55,012,245	418,078	2,958,574
H. Fenwick Huss	55,151,000	279,323	2,958,574
Ross K. Ireland	55,153,639	276,684	2,958,574
William L. Marks	55,053,342	376,981	2,958,574
James E. Matthews	54,394,009	1,036,314	2,958,574
Balan Nair	32,837,061	22,593,262	2,958,574
Roy J. Nichols	55,063,228	367,095	2,958,574

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
55,039,443	273,987	116,893	2,958,574

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013

For	Against	Abstain
57,961,610	316,766	110,521

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 10, 2013.

ADTRAN, Inc. (Registrant)

By:	/s/ James E. Matthews
James E. Matthews
Senior Vice President – Finance,
Chief Financial Officer, Treasurer,
Secretary and Director
(Principal Accounting Officer)